REVOLVING PROMISSORY NOTE


$10,000,000.00	                                  Phoenix, Arizona

                                                November 17, 1997


     FOR VALUE RECEIVED, the undersigned ("Maker"), promises to pay to the order of WELLS FARGO BANK, National Association (the "Payee"; Payee and each subsequent successor, transferee and/or owner of this Note, whether taking by endorsement or otherwise, are herein successively called "Holder"), at 100 West Washington, Post Office Box 29742, MAC #4101-251, Phoenix, Arizona 85038-9742, or at such other place as Holder may from time to time designate in writing, the principal sum of TEN MILLION AND NO/100 DOLLARS ($10,000,000.00) or so much thereof as Holder may advance to or for the benefit of Maker plus interest calculated on a daily basis (based on a 360-day year) from the date hereof on the principal balance from time to time outstanding as hereinafter provided, principal, interest and all other sums payable hereunder to be paid in lawful money of the United States of America as follows:

     (a) INTEREST. Interest shall accrue on the unpaid principal of each RLC Advance:

         (i)  At the Prime Rate if it is a Prime Advance.

         (ii) At the Adjusted LIBOR Rate if it is a LIBOR
              Advance.

     (b) PAYMENTS. All accrued interest on each RLC Advance shall be due and payable as billed by Holder each month. In addition, the principal amount of each LIBOR Advance together with all accrued interest, shall be due and payable each month, and the balance, if any, at the end of each respective Interest Period.

     (c) FINAL PAYMENT. The entire outstanding principal balance outstanding hereunder, all accrued and unpaid interest and all other sums which may have become payable hereunder shall be due and payable in full on the Termination Date.

     (d) DEFINITIONS. The capitalized terms used and not otherwise defined herein shall have the same meanings as defined in the Loan Agreement (defined below).

     The principal balance of this Note represents a revolving credit all or any part of which may be advanced to Maker, repaid by Maker, and readvanced to Maker from time to time, subject to the other terms hereof and the conditions, if any, contained in the Loan Agreement and provided that the principal balance outstanding at any one time shall not exceed the face amount hereof.

     Maker's indebtedness under this Note shall be further evidenced by the balance of Maker's loan account with Holder to which charges and credits shall be entered in accordance with Holder's standard accounting practices in effect from time to time. Holder, at its discretion, from time to time, may render statements of account to Maker setting forth the outstanding principal amount of the Loan and amounts of interest, costs and fees due and payable with respect thereto. Each such statement, if and as so rendered, shall be deemed correct and accepted by Maker, and shall be conclusively binding upon Maker, unless Maker notifies Holder of any discrepancy within thirty (30) days after the date of the statement. If such statements are rendered periodically by Holder and provide that accrued interest and other amounts shown thereon are due and payable on receipt, all such interest and amounts shall be so due and payable.

     Maker agrees to an effective rate of interest that is the rate stated above plus any additional rate of interest resulting from any other charges in the nature of interest paid or to be paid by or on behalf of Maker, or any benefit received or to be received by Holder, in connection with this Note.

     All payments on this Note shall be applied to the payment of any costs, fees or other charges incurred in connection with the indebtedness evidenced hereby, the payment of accrued interest and the reduction of the principal balance, in the order and manner Holder, in its sole and absolute discretion, shall determine from time to time.

     This Note is issued pursuant to that Loan Agreement dated of even date herewith between Maker and Payee (the "Loan
Agreement").

     Time is of the essence of this Note. At the option of Holder, the entire unpaid principal balance, all accrued and unpaid interest and all other amounts payable hereunder shall become immediately due and payable without notice upon the failure to pay any sum due and owing hereunder as provided herein or upon the occurrence of any event of default under the Loan Agreement.

     After maturity, including maturity upon acceleration, the unpaid principal balance, all accrued and unpaid interest and all other amounts payable hereunder shall bear interest at that rate that is four percent (4%) above the rate that would otherwise be payable under the terms hereof. Maker shall pay all costs and expenses, including reasonable attorneys' fees and court costs, incurred in the collection or enforcement of all or any part of this Note. Such court costs and attorneys' fees shall be set by the court and not by jury, shall be included in any judgment obtained by Holder.

     Maker shall have the option to prepay this Note, in full or in part, at any time. Maker shall pay to Holder such amount or amounts as shall be sufficient to compensate for any Prepayment Fee which Holder may reasonably incur as a result of payment or Conversion of any LIBOR Advance other than on the last Business Day of the Interest Period for such LIBOR Advance.

     Failure of Holder to exercise any option hereunder shall not constitute a waiver of the right to exercise the same in the event of any subsequent default or in the event of continuance of any existing default after demand for strict performance hereof.

     Maker (a) waives any and all formalities in connection with this Note to the maximum extent allowed by law, including (but not limited to) demand, diligence, presentment for payment, protest and demand, and notice of extension, dishonor, protest, demand and nonpayment of this Note; and (b) consents that Holder may extend the time of payment or otherwise modify the terms of payment of any part or the whole of the debt evidenced by this Note, at the request of any other person liable hereon, and such consent shall not alter nor diminish the liability of any person hereon.

     In addition, Maker waives and agrees not to assert: (a) any right to require Holder to proceed against Maker to proceed against or exhaust any security for the Note, to pursue any other remedy available to Holder, or to pursue any remedy in any particular order or manner; (b) the benefit of any statute of limitations affecting its liability hereunder or the enforcement hereof; (c) the benefits of any legal or equitable doctrine or principle of marshalling; (d) notice of the existence, creation or incurring of new or additional indebtedness of Maker to Holder; (e) the benefits of any statutory provision limiting the liability of a surety, including without limitation the provisions of Sections 12-1641, et seq., of the Arizona Revised Statutes; and (f) any defense arising by reason of any disability or other defense of Maker or by reason of the cessation from any cause whatsoever (other than payment in full) of the liability of Maker for payment of the Note.

     Maker agrees that to the extent Maker makes any payment to Holder in connection with the indebtedness evidenced by this Note, and all or any part of such payment is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by Holder or paid over to a trustee, receiver or any other entity, whether under any bankruptcy act or otherwise (any such payment is hereinafter referred to as a "Preferential Payment"), then the indebtedness of Maker under this Note shall continue or shall be reinstated, as the case may be, and, to the extent of such payment or repayment by Holder, the indebtedness evidenced by this Note or part thereof intended to be satisfied by such Preferential Payment shall be revived and continued in full force and effect as if said Preferential Payment had not been made.

     Without limiting the right of Holder to bring any action or proceeding against Maker or against any property of Maker (an "Action") arising out of or relating to this Note or any indebtedness evidenced hereby in the courts of other jurisdictions, Maker hereby irrevocably submits to the jurisdiction, process and venue of any Arizona State or Federal court sitting in Phoenix, Arizona, and hereby irrevocably agrees that any Action may be heard and determined in such Arizona State court or in such Federal court. Maker hereby irrevocably waives, to the fullest extent it may effectively do so, the defenses of lack of jurisdiction over any person, inconvenient forum or improper venue, to the maintenance of any Action in any jurisdiction.

     This Note shall be binding upon Maker and its successors and assigns and shall inure to the benefit of Payee, and any subsequent holders of this Note, and their successors and assigns.

     All notices required or permitted in connection with this Note shall be given at the place and in the manner provided in the Loan Agreement for the giving of notices.

     This Note shall be construed according to the laws of the State of Arizona.

     IN WITNESS WHEREOF, this Revolving Promissory Note has been executed as of the date first written above.

                       APOLLO GROUP, INC., an Arizona corporation



                       By       /s/ John G. Sperling
                          --------------------------------------
                                    John G. Sperling


                       Its President and Chief Executive Officer
                          --------------------------------------
                                                           MAKER